Exhibit 10.71

FIRST AMENDMENT TO THE
REALOGY CORPORATION PHANTOM VALUE PLAN
First Amendment to the Realogy Corporation Phantom Value Plan (the “First Amendment”).
WHEREAS, the Board of Directors (the “Board”) of Realogy Corporation (“Realogy”) adopted the Realogy Corporation Phantom Value Plan (the “Plan”) on January 5, 2011 (unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Plan);
WHEREAS, on January 5, 2011, the Board made certain Incentive Awards to the Participants listed on Schedule I to the Plan, which Schedule also set forth an exception with respect to stock options that may be granted pursuant to Section 6(a)(2) of the Plan;
WHEREAS, Section 14 of the Plan permits the Plan to be modified or amended in any respect by the Committee with the prior approval of the Board;
WHEREAS, the Committee believes it is in the best interest of Realogy to amend and restate Schedule I to the Plan to eliminate the exception set forth thereon with respect to future stock option grants that may be made pursuant to Section 6(a)(2) of the Plan and the Board has approved such amendment and restatement; and
WHEREAS, the Committee desires to make certain other changes to the Plan and the Board has approved such changes.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of November 28, 2011:

1.	Schedule I of the Plan is hereby amended and restated in its entirety in the form annexed hereto as Schedule I.

2.	Section 14 of the Plan is hereby amended and restated in its entirety with the following:
“The Plan may be modified or amended in any respect by the Committee, the Board or the Executive Committee of the Board. Notwithstanding the foregoing, except as set forth in Section 17, the Plan may not be modified or amended as it pertains to any existing Incentive Award if such modification or amendment would materially impair the rights taken as a whole of the applicable Participant under the Plan without the written consent of such Participant.”

3.	The Plan, as hereby amended, remains in full force and effect.

Exhibit 10.71

IN WITNESS WHEREOF, and as evidence of the adoption of this First Amendment, Realogy has caused the same to be executed by its duly authorized officer on this 28th day of November 2011.

ATTEST:                            REALOGY CORPORATION
/s/ Seth Truwit                 By: /s/ David J. Weaving
Name: David J. Weaving                                    Title: EVP/CFO

Exhibit 10.71

Schedule I
Stock Option Participants: Exceptions to Section 6(a)(2) of the Plan

Richard A. Smith
Anthony E. Hull
Kevin J. Kelleher
Alexander E. Perriello, III
Bruce G. Zipf
Donald J. Casey
David J. Weaving
Marilyn Wasser

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